Execution Version

GUARANTEE AND COLLATERAL AGREEMENT

dated as of March 20, 2013

among

MULTIBAND CORPORATION,

Multiband Field Services, Incorporated,

Multiband MDU Incorporated,

Multiband Engineering and Wireless, Midwest, Inc.,

Multiband Engineering and Wireless, Southeast, Inc.,

MULTIBAND SUBSCRIBER SERVICES, INC.,

minnesota digital universe, inc.,

and

multiband special purpose, llc

as Grantors,

and

FIFTH THIRD BANK,
as Agent

tablE of contents

Section 1	Definitions.	1

Section 2	Guarantee.	5

2.1	Guarantee.	5
2.2	Right of Contribution	6
2.3	No Subrogation	6
2.4	Amendments, etc. with respect to the Liabilities	6
2.5	Guarantee Absolute and Unconditional	7
2.6	Payments	7

Section 3	Grant of Security Interest.	7

Section 4	Representations and Warranties.	7

4.1	Title; No Other Liens	8
4.2	Perfected First Priority Liens	8
4.3	Grantor Information	8
4.4	Collateral Locations	8
4.5	Certain Property	8
4.6	Investment Property.	8
4.7	Receivables.	9
4.8	Intellectual Property.	9
4.9	Depositary and Other Accounts	10
4.10	Excluded Property	10
4.11	Credit Agreement	10

Section 5	Covenants.	10

5.1	Delivery of Instruments, Certificated Securities and Chattel Paper	10
5.2	Maintenance of Perfected Security Interest; Further Documentation.	11
5.3	Changes in Locations, Name, etc	12
5.4	Notices	12
5.5	Investment Property.	13
5.6	Receivables.	14
5.7	Intellectual Property.	14
5.8	Depositary and Other Deposit Accounts	15
5.9	Other Matters	15
5.10	Commercial Tort Claims	16
5.11	Credit Agreement	16

Section 6	Remedial Provisions.	16

6.1	Certain Matters Relating to Receivables.	16
6.2	Communications with Obligors; Grantors Remain Liable.	17
6.3	Investment Property.	18
6.4	Proceeds to be Turned Over To Agent	18
6.5	Application of Proceeds	19
6.6	Code and Other Remedies	19
6.7	Registration Rights.	19
6.8	Waiver; Deficiency	20

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Section 7	Agent.	20

7.1	Agent's Appointment as Attorney-in-Fact, etc.	21
7.2	Duty of Agent	22
7.3	Photocopy of this Agreement	22
7.4	Authority of Agent	22

Section 8	Miscellaneous.	23

8.1	Amendments in Writing	23
8.2	Notices	23
8.3	Indemnification by Grantors	23
8.4	Enforcement Expenses.	23
8.5	Captions	23
8.6	Nature of Remedies	23
8.7	Counterparts	24
8.8	Severability	24
8.9	Entire Agreement	24
8.10	Successors; Assigns	24
8.11	Governing Law	24
8.12	Forum Selection; Consent to Jurisdiction	24
8.13	Waiver of Jury Trial	25
8.14	Set-off	25
8.15	Acknowledgements	25
8.16	Additional Grantors	25
8.17	Releases.	25
8.18	Obligations and Liens Absolute and Unconditional	26
8.19	Reinstatement	26
8.20	Credit Agreement Governs	27

Schedules and Annex

Schedule 1	Investment Property
Schedule 2	Filings and Perfection
Schedule 3	Grantor Information
Schedule 4	Collateral Locations
Schedule 5	Intellectual Property
Schedule 6	Depositary and Other Deposit Accounts
Schedule 7	Commercial Tort Claims

Annex I	Form of Joinder to Guarantee and Collateral Agreement

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GUARANTEE AND COLLATERAL AGREEMENT

This Guarantee and Collateral Agreement, dated as of March 20, 2013 (this “Agreement”), made by Multiband Corporation, a Minnesota corporation ("Multiband"), Multiband Field Services, Incorporated, a Delaware corporation ("Field Services"), Multiband MDU Incorporated, a Delaware corporation ("MDU"), Multiband Engineering and Wireless, Midwest, Inc., a Missouri corporation ("MW"), Multiband Engineering and Wireless, Southeast, Inc., a Florida corporation ("SE"), Multiband Subscriber Services, Inc., a Minnesota corporation ("Subscriber Services"), Minnesota Digital Universe, Inc., a Minnesota corporation ("Digital Universe") and Multiband Special Purpose, LLC, a Minnesota limited liability company ("MSP", and together with Multiband, Field Services, MDU, MW, SE, Subscriber Services and Digital Universe, each a "Borrower", and collectively, the "Borrowers") (together with any other Person that becomes a party hereto as provided herein, “Grantors”), in favor of Fifth Third Bank, as Agent for all Lenders party to the Credit Agreement (as hereafter defined).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of March 20, 2013 (as the same may be amended, restated, supplemented and/or modified from time to time, the “Credit Agreement”) among Borrowers, Lenders and Agent, Lenders have severally agreed to make extensions of credit to Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, each Guarantor (as hereafter defined) has agreed to guaranty the Liabilities (as defined in the Credit Agreement);

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of Lenders to make their respective extensions of credit to Borrowers under the Credit Agreement that Grantors shall have executed and delivered this Agreement to Agent;

NOW, THEREFORE, in consideration of the premises and to induce Lenders and Agent to enter into the Credit Agreement and to induce Lenders to make their respective extensions of credit to Borrowers thereunder, each Grantor hereby agrees with Agent as follows:

Section 1 Definitions.

1.1 Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

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1.2 When used herein the following terms shall have the following meanings:

“Agreement” shall have the meaning given such term in the preamble hereto.

“Borrower(s)” shall have the meaning given such term in the preamble hereto.

“Collateral” means (a) all of the personal property now owned or at any time hereafter acquired by any Grantor or in which any Grantor now has or at any time in the future may acquire any right, title or interest, including all of each Grantor's Accounts, Chattel Paper (including Electronic Chattel Paper), Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Intellectual Property, Inventory, Investment Property, Letter-of-Credit Rights, Supporting Obligations and Identified Claims, (b) all books and records pertaining to any of the foregoing, (c) all Proceeds and products of any of the foregoing and (d) all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, that the Collateral shall not include the Excluded Property. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

“Copyright Licenses” means all written agreements naming any Grantor as licensor or licensee, including those listed on Schedule 5, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, including those listed on Schedule 5, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

“Credit Agreement” shall have the meaning given such term in the recitals hereto.

“Excluded Property” means, with respect to a Grantor, (a) "intent-to-use" Trademarks until such time as such Grantor begins to use such Trademarks, (b) any item of General Intangibles that is now or hereafter held by such Grantor but only to the extent that such item of General Intangibles (or any agreement evidencing such item of General Intangibles) contains a term or is subject to a rule of law, statute or regulation that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor) to, the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC) and (c) any rights or interests in any Equipment subject to a purchase money Lien or Capital Lease permitted under the Credit Agreement, if the terms of the agreement pursuant to which such Lien is granted restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Grantor) as a condition to the creation of any other Lien on such Equipment, to the extent such restriction, prohibition and/or requirement of consent is not rendered ineffective by applicable law; provided, however, that (x) Excluded Property shall not include, any Proceeds of any item of General Intangibles, and (y) any item of General Intangibles or Equipment that at any time ceases to satisfy the criteria for Excluded Property (whether as a result of the applicable Grantor obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise), shall no longer be Excluded Property.

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“Fixtures” means all of the following, whether now owned or hereafter acquired by a Grantor: plant fixtures; business fixtures; other fixtures and storage facilities, wherever located; and all additions and accessories thereto and replacements therefor.

“Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction other than the United States, any State of the United States or the District of Columbia.

“General Intangibles” means all "general intangibles" as such term is defined in Section 9-102 of the UCC and, in any event, including with respect to any Grantor, all contracts (including all Assigned Agreements and Seller Undertakings), agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising thereunder and (c) all rights of such Grantor to perform and to exercise all remedies thereunder.

“Grantors” shall have the meaning given such term in the preamble hereto.

“Guarantors” means the collective reference to each Grantor.

“Identified Claims” means the Commercial Tort Claims described on Schedule 7 as such schedule may be supplemented from time to time.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to any other Grantor.

“Investment Property” means the collective reference to (a) all "investment property" as such term is defined in Section 9-102 of the UCC (other than the Equity Interest of any Foreign Subsidiary excluded from the definition of Pledged Equity), (b) all "financial assets" as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Equity.

“Issuers” means the collective reference to each issuer of any Investment Property.

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“Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 5.

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing referred to in Schedule 5, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 5, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Pledged Equity” means the Equity Interests listed on Schedule 1, together with (a) 100% of any other Equity Interests, certificates, options or rights of any nature whatsoever in respect of the Equity Interests of any Person incorporated or organized under the laws of a State within the United States of America or the District of Columbia that may be issued or granted to, or held by, any Grantor while this Agreement is in effect and (b) 65% of all other voting Equity Interests (and 100% of all other non-voting Equity Interests), certificates, options or rights of any nature whatsoever in respect of the Equity Interests of any Person that is not incorporated or organized under the laws of a State within the United States of America or the District of Columbia that may be issued or granted to, or held by, any Grantor while this Agreement is in effect (or such greater percentage that (i) could not reasonably be expected to cause the undistributed earnings of such Person as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Person's U.S. parent and (ii) could not reasonably be expected to cause any material adverse tax consequences)).

“Pledged Notes” means all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than (a) promissory notes issued in connection with extensions of trade credit by any Grantor in the Ordinary Course of Business and (b) any individual promissory note which is less than $25,000 in principal amount, up to an aggregate of $100,000 for all such promissory notes excluded under this clause (b)).

“Proceeds” means all "proceeds" as such term is defined in Section 9-102 of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

“Securities Act” means the Securities Act of 1933, as amended.

“Trademark Licenses” means, collectively, each agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including any of the foregoing referred to in Schedule 5.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 5, and (b) the right to obtain all renewals thereof.

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“UCC” means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

Section 2 Guarantee.

2.1 Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guarantees to Agent, for the ratable benefit of Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Borrowers (other than itself) when due (whether at the stated maturity, by acceleration or otherwise) of the Liabilities.

(b) Anything herein or in any other Financing Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Financing Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Liabilities may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of Agent or any Lender hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all of the payment in full in cash and performance of all Liabilities (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

(e) No payment made by Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by Agent or any Lender from Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Liabilities shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Liabilities or any payment received or collected from such Guarantor in respect of the Liabilities), remain liable for the Liabilities up to the maximum liability of such Guarantor hereunder until the payment in full in cash and performance of all Liabilities (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

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2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to Agent and Lenders, and each Guarantor shall remain liable to Agent and Lenders for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of Agent or any Lender against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by Agent or any Lender for the payment of the Liabilities, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from Borrowers or any other Guarantor in respect of payments made by such Guarantor hereunder, until the payment in full in cash and performance of all Liabilities (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted). If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Liabilities shall not have been paid in full in cash, such amount shall be held by such Guarantor in trust for Agent and Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to Agent, if required), to be applied against the Liabilities, whether matured or unmatured, in a manner that is consistent with the provisions of the Credit Agreement.

2.4 Amendments, etc. with respect to the Liabilities. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Liabilities made by Agent or any Lender may be rescinded by Agent or such Lender and any of the Liabilities continued, and the Liabilities, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Agent or any Lender, and the Credit Agreement and the other Financing Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Agent or any Lender for the payment of the Liabilities may be sold, exchanged, waived, surrendered or released. Neither Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Liabilities or for the guarantee contained in this Section 2 or any property subject thereto.

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2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Liabilities and notice of or proof of reliance by Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Liabilities, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2, and all dealings between any Borrower and any of the Guarantors, on the one hand, and Agent and Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrowers or any of the Guarantors with respect to the Liabilities, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, and (c) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.

Agent or any Lender may, from time to time, at its sole discretion and without notice to any Guarantor (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any Guarantor or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to any Guarantor for payment of any of the Liabilities when due, whether or not Agent or such Lender shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other Guarantor or any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

2.6 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to Agent without set-off or counterclaim in Dollars at the office of Agent specified in the Credit Agreement.

Section 3 Grant of Security Interest.

Each Grantor hereby assigns, pledges and transfers to Agent, and hereby grants to Agent, for the ratable benefit of Lenders and their Affiliates, a security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Liabilities.

Section 4 Representations and Warranties.

To induce Agent and Lenders to enter into the Credit Agreement and to induce Lenders to make their respective extensions of credit to Borrowers thereunder, each Grantor jointly and severally hereby represents and warrants to Agent and each Lender that:

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4.1 Title; No Other Liens. Except for Permitted Liens, Grantors own each item of the Collateral free and clear of any and all Liens or claims of others. As of the date hereof, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens and filings for which termination statements have been delivered to Agent.

4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on Schedule 2, have been delivered to Agent in completed and, if applicable, duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of Agent, for the ratable benefit of Lenders, as collateral security for each Grantor's Liabilities, enforceable in accordance with the terms hereof against all creditors of each Grantor and any Persons purporting to purchase any Collateral from each Grantor, and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens. The filings and other actions specified on Schedule 2 constitute all of the filings and other actions necessary to perfect all security interests granted hereunder.

4.3 Grantor Information. On the date hereof, Schedule 3 sets forth (a) each Grantor's jurisdiction of organization, (b) the location of each Grantor's chief executive office, (c) each Grantor's exact legal name as it appears on its organizational documents, (d) each Grantor's federal employer identification number, and (e) each Grantor's organizational identification number.

4.4 Collateral Locations. On the date hereof, Schedule 4 sets forth (a) each place of business of each Grantor (including its chief executive office), (b) all locations where all Inventory and the Equipment owned by each Grantor is kept (other than Inventory or Equipment in transit, Equipment absent for repair and replacement in the Ordinary Course of Business, and Inventory or Equipment with a fair market value of less than $50,000), and (c) whether each such Collateral location and place of business (including each Grantor's chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 4.

4.5 Certain Property. None of the Collateral constitutes, or is the Proceeds of, (a) Farm Products, (b) Health-Care-Insurance Receivables or (c) vessels, aircraft or any other property subject to any certificate of title or other registration statute of the United States, any State or other jurisdiction, except for personal vehicles owned by Grantors and used by employees of Grantors in the Ordinary Course of Business with an aggregate fair market value of less than $250,000 (in the aggregate for all Grantors).

4.6 Investment Property.

(a) The shares of Pledged Equity pledged by each Grantor hereunder constitute all the issued and outstanding Equity Interests of each Issuer owned by such Grantor or, in the case of any Foreign Subsidiary, 65% of all issued and outstanding voting Equity Interests (and 100% of all issued and outstanding non-voting Equity Interests) of such Foreign Subsidiary (or such greater percentage that (i) could not reasonably be expected to cause the undistributed earnings of such Person as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Person's U.S. parent and (ii) could not reasonably be expected to cause any material adverse tax consequences).

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(b) All of the Pledged Equity has been duly and validly issued and is fully paid and non-assessable (to the extent applicable).

(c) To each Grantor’s knowledge, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

(d) Schedule 1 lists all Investment Property owned by each Grantor. Each Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and, in the case of Investment Property which does not constitute Pledged Equity or Pledged Notes, for Permitted Liens.

4.7 Receivables.

(a) No material amount payable to a Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to Agent to the extent required hereunder.

(b) No obligor on any Receivable is a Governmental Authority.

(c) The amounts represented by such Grantor to Lenders from time to time as owing to such Grantor in respect of the Receivables (to the extent such representations are required by any of the Financing Documents) will at all such times be accurate.

4.8 Intellectual Property.

(a) Schedule 5 lists all registered and applied for Intellectual Property owned by each Grantor in its own name on the date hereof.

(b) On the date hereof, all Intellectual Property owned by any Grantor is valid, subsisting, unexpired and enforceable, has not been abandoned and, to such Grantor's knowledge, does not infringe the intellectual property rights of any other Person.

(c) Except as set forth in Schedule 5, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor other than license agreements relating to the licensing of the Borrower Representative’s proprietary software to customers in the Ordinary Course of Business.

(d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or any Grantor's rights in, any Intellectual Property owned by any Grantor in any material respect.

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(e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or any Grantor's ownership interest therein, or (ii) which, if adversely determined, would adversely affect the value of any Intellectual Property.

(f) Each Grantor owns and possesses or has a license or other right to use all Intellectual Property as is necessary for the conduct of the businesses of such Grantor, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

4.9 Depositary and Other Accounts. All Deposit Accounts and all other depositary and other accounts maintained by each Grantor are described on Schedule 6 hereto, which description includes for each such account the name of the Grantor maintaining such account, the name, address, telephone and fax numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account.

4.10 Excluded Property. Each Grantor represents, warrants and covenants that it does not own, and will not own, assets which satisfy the provisions of clause (b) of the definition of Excluded Property, which when aggregated, are material to the business of such Grantor.

4.11 Credit Agreement. Each Grantor makes each of the representations and warranties made by any Borrower in Section 4 of the Credit Agreement (which representations and warranties shall be deemed to have been renewed upon each Credit Extension). Such representations and warranties are incorporated herein by this reference as if fully set forth herein.

Section 5 Covenants.

Each Grantor covenants and agrees with Agent and Lenders that, from and after the date of this Agreement until the payment in full in cash and performance of all Liabilities (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted):

5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral in excess of $100,000 (in the aggregate for all Grantors) shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to Agent, duly indorsed in a manner satisfactory to Agent, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause Agent to have control thereof within the meaning set forth in Section 9-105 of the UCC. In the event that an Event of Default shall have occurred and be continuing, upon the request of Agent, any Instrument, Certificated Security or Chattel Paper not theretofore delivered to Agent and at such time being held by any Grantor shall be immediately delivered to Agent, duly indorsed in a manner satisfactory to Agent, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause Agent to have control thereof within the meaning set forth in Section 9-105 of the UCC.

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5.2 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor will furnish to Agent and Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) except as otherwise provided in Section 5.1, in the case of Investment Property, Deposit Accounts, Electronic Chattel Paper and Letter of Credit Rights and any other relevant Collateral, taking any actions necessary to enable Agent to obtain "control" (within the meaning of the applicable UCC) with respect thereto, in each case pursuant to documents in form and substance satisfactory to Agent and (iii) during the continuance of an Event of Default, if requested by Agent, delivering, to the extent permitted by law, any original motor vehicle certificates of title received by such Grantor from the applicable secretary of state or other governmental authority after information reflecting Agent's security interest has been recorded therein.

(d) Each Grantor authorizes Agent to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral (including describing the Collateral as "all assets" of each Grantor, or words of similar effect), and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and each Grantor agrees to furnish any such information to Agent promptly upon request. Any such financing statement, continuation statement, or amendment may be signed (to the extent signature of a Grantor is required under applicable law) by Agent on behalf of any Grantor and may be filed at any time in any jurisdiction.

(e) Each Grantor shall, at any time and from time and to time, take such steps as Agent may reasonably request for Agent (i) to obtain an acknowledgement, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Agent, (ii) except as otherwise provided in Section 5.1, to obtain "control" of any letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (iii) otherwise to insure the continued perfection and priority of Agent's security interest in any of the Collateral and of the preservation of its rights therein.

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(f) Without limiting the generality of the foregoing, if any Grantor at any time holds or acquires an interest in any Collateral that is electronic chattel paper or any "transferable record", as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify Agent thereof and, at the request of Agent, shall take such action as Agent may reasonably request to vest in Agent "control" under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. Agent agrees with the Grantors that Agent will arrange, pursuant to procedures satisfactory to Agent and so long as such procedures will not result in Agent's loss of control, for the Grantors to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by any Grantor with respect to such electronic chattel paper or transferable record.

5.3 Changes in Locations, Name, etc. Such Grantor shall not, except upon 30 days' prior written notice to Agent (or such shorter time period as may be agreed to by Agent) and delivery to Agent of (a) all additional financing statements and other documents reasonably requested by the Agent as to the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment shall be kept:

(i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 4; provided, that up to $50,000 (in the aggregate for all Grantors) in fair market value of any such Inventory and Equipment may be kept at other locations;

(ii) change the location of its chief executive office from that specified on Schedule 3 or in any subsequent notice delivered pursuant to this Section 5.3; or

(iii) change its name or type of organization.

Such Grantor shall not change its jurisdiction of organization without the prior written consent of Required Lenders.

5.4 Notices. Such Grantor will advise Agent promptly after becoming aware, in reasonable detail, of:

(a) any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereby.

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5.5 Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any certificate, option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of Agent and Lenders, hold the same in trust for Agent and Lenders and deliver the same forthwith to Agent in the exact form received, duly indorsed by such Grantor to Agent, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if Agent so requests, signature guaranteed, to be held by Agent, subject to the terms hereof, as additional Collateral for the Liabilities. Upon the occurrence and during the continuance of an Event of Default, (i) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to Agent to be held, at Agent's option, either by it hereunder as additional Collateral for the Liabilities or applied to the Liabilities as provided in Section 6.5, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of Agent, be delivered to Agent to be held, at Agent's option, either by it hereunder as additional Collateral for the Liabilities or applied to the Liabilities as provided in Section 6.5. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to Agent, hold such money or property in trust for Lenders, segregated from other funds of such Grantor, as additional Collateral for the Liabilities.

(b) Without the prior written consent of Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof except pursuant to a transaction which is permitted or not prohibited by the Credit Agreement, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iv) except to the extent permitted or not prohibited by the Credit Agreement, enter into any agreement or undertaking restricting the right or ability of such Grantor or Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof, except, with respect to such Investment Property, shareholders' agreements entered into by such Grantor with respect to Persons in which such Grantor maintains an ownership interest of 50% or less.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify Agent promptly in writing of the occurrence of any of the events described in Section 5.5(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to such Issuer with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 regarding the Investment Property issued by it.

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5.6 Receivables.

(a) Other than in the Ordinary Course of Business and in amounts which are not material to such Grantor, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) Such Grantor will deliver Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables for all Grantors.

5.7 Intellectual Property.

(a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such material Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such material Trademark, (iii) use such material Trademark with the appropriate notice of registration and all other notices and legends required by applicable law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of any material Trademark unless Agent, for the ratable benefit of Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any portion of such material Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

(d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property to infringe the intellectual property rights of any other Person.

(e) Such Grantor will notify Agent and Lenders promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

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(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to Agent concurrently with the next delivery of financial statements of Borrower Representative and its Subsidiaries pursuant to Section 5.1(b) of the Credit Agreement, as applicable. Upon the request of Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Agent may request to evidence Agent's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g) Such Grantor will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all Intellectual Property owned by it except to the extent, in such Grantor’s reasonable judgment such Intellectual Property is not material to its business.

(h) In the event that any Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify Agent after it learns thereof and, to the extent, in its reasonable judgment, such Grantor determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.8 Depositary and Other Deposit Accounts. Each Grantor hereby authorizes the financial institutions at which such Grantor maintains a deposit account to provide Agent with such information with respect to such deposit account as Agent may from time to time reasonably request, and each Grantor hereby consents to such information being provided to Agent. To the extent required by Section 5.14 of the Credit Agreement, each Grantor will use commercially reasonable efforts to cause each financial institution at which such Grantor maintains a Deposit Account or a depositary or other deposit account to enter into a control agreement or other similar agreement with Agent and such Grantor, in form and substance satisfactory to Agent, in order to give Agent "control" (within the meaning set forth in Section 9-104 of the UCC) of such account.

5.9 Other Matters. Each Grantor shall cause to be delivered to Agent a collateral access agreement with respect to (a) each bailee with which such Grantor keeps Inventory or other assets as of the Closing Date with a fair market value in excess of $200,000 and (b) each landlord which leases real property (and the accompanying facilities) to any of the Grantors as of the Closing Date where the value of property of the Grantors located at such leased real property is in excess of $400,000 in fair market value. If any Grantor shall cause to be delivered Inventory or other property in excess of $200,000 in fair market value to any bailee after the Closing Date, such Grantor shall use commercially reasonable efforts to cause such bailee to sign a Collateral Access Agreement. Such requirement may be waived at the option of Agent. If any Grantor shall lease any real property or facilities and the value of property of such Grantor located at such leased real property is in excess of $400,000 in fair market value after the Closing Date, such Grantor shall use commercially reasonable efforts to cause the landlord in respect of such leased property or facilities to sign a collateral access agreement. Such requirement may be waived at the option of Agent.

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5.10 Commercial Tort Claims. If any Grantor shall at any time acquire any Commercial Tort Claim in excess of $100,000, such Grantor shall promptly notify Agent thereof in writing, and provide a reasonable description and summary thereof (including a supplement to Schedule 7 hereof), and upon delivery thereof to Agent, such Grantor shall be deemed to thereby grant to Agent (and such Grantor hereby grants to Agent) a security interest in such Commercial Tort Claim and all proceeds thereof.

5.11 Credit Agreement. Each Grantor covenants that it will, and, if necessary, will cause or enable Borrowers to, fully comply with each of the covenants and other agreements set forth in the Credit Agreement.

Section 6 Remedial Provisions.

6.1 Certain Matters Relating to Receivables.

(a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information Agent may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to Agent to furnish to Agent reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.

(b) Agent hereby authorizes each Grantor to collect such Grantor's Receivables, and Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default. If required by Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Agent if required, in a collateral account maintained under the sole dominion and control of Agent, for application to the Liabilities in accordance with Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for Agent and Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At any time and from time to time after the occurrence and during the continuance of an Event of Default, at Agent's request, each Grantor shall deliver to Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

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(d) Each Grantor hereby irrevocably authorizes and empowers Agent, in Agent's sole discretion, at any time after the occurrence and during the continuance of an Event of Default, to assert, either directly or on behalf of such Grantor, any claim such Grantor may from time to time have against the sellers under or with respect to the Assigned Agreements and to receive and collect any and all damages, awards and other monies resulting therefrom and to apply the same to the Liabilities in accordance with Section 6.5. Each Grantor hereby irrevocably makes, constitutes and appoints Agent as its true and lawful attorney in fact for the purpose of enabling Agent to assert and collect such claims and to apply such monies in the manner set forth above, which appointment, being coupled with an interest, is irrevocable.

6.2 Communications with Obligors; Grantors Remain Liable.

(a) Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to Agent's satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to Agent for the ratable benefit of Lenders and that payments in respect thereof shall be made directly to Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable in respect of each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Agent or any Lender of any payment relating thereto, nor shall Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d) For the purpose of enabling Agent to exercise rights and remedies under this Agreement, each Grantor hereby grants to Agent, for the benefit of Agent and Lenders, exercisable solely upon the occurrence and during the continuation of an Event of Default, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

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6.3 Investment Property.

(a) Unless an Event of Default shall have occurred and be continuing and Agent shall have given notice to the relevant Grantor of Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and other rights with respect to the Investment Property; provided, that no vote shall be cast or other right exercised or action taken which could impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Financing Document.

(b) If an Event of Default shall occur and be continuing and Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, Agent shall have the right to (i) receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Liabilities in accordance with Section 6.5, and (ii) register in its name or in the name of its nominee any or all of the Investment Property, and Agent or its nominee may thereafter exercise (x) all voting and other rights pertaining to such Investment Property at any meeting of holders of the Equity Interests of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Agent may determine), all without liability except to account for property actually received by it, but Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to Agent.

6.4 Proceeds to be Turned Over To Agent. In addition to the rights of Agent and Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds of Collateral received by any Grantor consisting of cash, checks and other cash equivalent items shall be held by such Grantor in trust for Agent and Lenders, segregated from other funds of such Grantor, and shall, at the written request of Agent, forthwith upon receipt by such Grantor, be turned over to Agent in the exact form received by such Grantor (duly indorsed by such Grantor to Agent, if required). All Proceeds received by Agent hereunder shall be applied to the Liabilities as provided in Section 6.5.

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6.5 Application of Proceeds. At such intervals as may be agreed upon by Borrowers and Agent, or, if an Event of Default shall have occurred and be continuing, at any time at Agent's election, Agent may apply all or any part of Proceeds held in any collateral account established pursuant hereto or otherwise received by Agent to the payment of the Liabilities in accordance with the Credit Agreement.

6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, Agent, on behalf of Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Liabilities, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk. Agent may disclaim any warranties that might arise in connection with any such lease, assignment, grant of option or other disposition of Collateral and have no obligation to provide any warranties at such time. Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Grantor's premises or elsewhere and shall have the right to use any Grantor's premises without charge for such time or times as Agent deems necessary or advisable. Each Grantor further agrees, at Agent's request, to assemble the Collateral and make it available to Agent at places which Agent shall reasonably select, whether at such Grantor's premises or elsewhere. Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Agent and Lenders hereunder, including reasonable attorneys' fees and disbursements, to the payment of the Liabilities in accordance with Section 6.5. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7 Registration Rights.

(a) If Agent shall determine to exercise its right to sell any or all of the Pledged Equity pursuant to Section 6.6, and if in the opinion of Agent it is necessary or advisable to have the Pledged Equity, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of Agent, necessary or advisable to register the Pledged Equity, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

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(b) Each Grantor recognizes that Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with applicable law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to Agent and Lenders, that Agent and Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient for the Liabilities to be paid in full in cash and the fees and disbursements of any attorneys employed by Agent or any Lender to collect such deficiency.

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Section 7 Agent.

7.1 Agent's Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives Agent the power and right, on behalf of and at the expense of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as Agent may request to evidence Agent's security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) discharge Liens levied or placed on or threatened against the Collateral, and effect any repairs or insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Agent or as Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as Agent shall in its sole discretion determine; (8) vote any right or interest with respect to any Investment Property; (9) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as Agent may deem appropriate; and (10) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and do, at Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which Agent deems necessary to protect, preserve or realize upon the Collateral and Agent's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

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Anything in this Section 7.1(a) to the contrary notwithstanding, Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, Agent, at its option, but without any obligation to do so, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) Each Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Agent. Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property for its own account. Neither Agent or any Lender nor any of their respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Agent and Lenders hereunder are solely to protect Agent's and Lenders' interests in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder.

7.3 Photocopy of this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

7.4 Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of Agent under this Agreement with respect to any action taken by Agent or the exercise or non-exercise by Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Agent and Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Agent and Grantors, Agent shall be conclusively presumed to be acting as agent for Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

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Section 8 Miscellaneous.

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.3 of the Credit Agreement.

8.2 Notices. All notices, requests and demands to or upon Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.18 of the Credit Agreement and each such notice, request or demand to or upon any Grantor shall be addressed to such Grantor in care of Borrower Representative at Borrower Representative’s notice address set forth in Section 11.18 to the Credit Agreement.

8.3 Indemnification by Grantors. Each Grantor hereby agrees, on a joint and several basis, to defend, protect, indemnify and hold harmless Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents to the same extent and manner as set forth in Section 11.20 of the Credit Agreement. The agreements in this Section 8.3 shall survive repayment of the Liabilities (and termination of all Commitments thereunder), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

8.4 Enforcement Expenses.

(a) Each Grantor agrees, on a joint and several basis, to pay or reimburse on demand each Lender and Agent for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred in collecting against any Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Financing Documents.

(b) Each Grantor agrees to pay, and to save Agent and Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) The agreements in this Section 8.4 shall survive repayment of the Liabilities (and termination of all Commitments thereunder), any foreclosure under, or any modification, release or discharge of, any or all of the Financing Documents and termination of this Agreement.

8.5 Captions. Captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

8.6 Nature of Remedies. All of the Liabilities of each Grantor and rights of Agent and Lenders expressed herein or in any other Financing Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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8.7 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy or other electronic transmission of any executed signature page to this Agreement or any other Financing Document shall constitute effective delivery of such signature page.

8.8 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

8.9 Entire Agreement. This Agreement, together with the other Financing Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by any Grantor of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Agent or Lenders.

8.10 Successors; Assigns. This Agreement shall be binding upon Grantors, Lenders and Agent and their respective successors and assigns, and shall inure to the benefit of Grantors, Lenders and Agent and the successors and assigns of Lenders and Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Financing Documents. No Grantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent.

8.11 Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

8.12 Forum Selection; Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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8.13 Waiver of Jury Trial. EACH GRANTOR, AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

8.14 Set-off. Each Grantor agrees that Agent and each Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, each Grantor agrees that at any time any Event of Default exists, Agent and each Lender may apply to the payment of any Liabilities, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Grantor then or thereafter with Agent or such Lender.

8.15 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Financing Documents to which it is a party;

(b) neither Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Financing Documents, and the relationship between Grantors, on the one hand, and Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Financing Documents or otherwise exists by virtue of the transactions contemplated hereby among Lenders or among the Grantors and Lenders.

8.16 Additional Grantors. Each Subsidiary that is required to become a party to this Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement in the form of Annex I hereto.

8.17 Releases.

(a) At such time as the payment in full in cash and performance of all Liabilities (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Grantors. At the request and sole expense of any Grantor following any such termination, Agent shall deliver to Grantors any Collateral held by Agent hereunder, and execute and deliver to the Grantors such documents as Grantors shall reasonably request to evidence such termination.

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(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of Borrowers, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that Borrower Representative shall have delivered to Agent, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Borrower Representative stating that such transaction is in compliance with the Credit Agreement and the other Financing Documents.

8.18 Obligations and Liens Absolute and Unconditional. Each Grantor understands and agrees that the obligations of each Grantor under this Agreement shall be construed as a continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Financing Document, any of the Liabilities or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Grantor for the Liabilities, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Grantor or any other Person or against any collateral security or guaranty for the Liabilities or any right of offset with respect thereto, and any failure by Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Grantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Agent or any Lender against any Grantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

8.19 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor or any Issuer for liquidation or reorganization, should Grantor or any Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's or any Issuer's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Liabilities, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Liabilities, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Liabilities shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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8.20 Credit Agreement Governs. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.

[signature pages follow]

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Each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

MULTIBAND CORPORATION

By:	/s/ James Mandel
Title:	Chief Executive Officer

MULTIBAND SUBSCRIBER SERVICES, INC.

By:	/s/ James Mandel
Title:	Chief Executive Officer

MINNESOTA DIGITAL UNIVERSE, INC.

By:	/s/ James Mandel
Title:	Chief Executive Officer

MULTIBAND FIELD SERVICES, INC.

By:	/s/ James Mandel
Title:	Chief Executive Officer

MULTIBAND MDU, INC.

By:	/s/ James Mandel
Title:	Chief Executive Officer

[Signature Page to Guarantee and Collateral Agreement]

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MULTIBAND ENGINEERING AND WIRELESS MW, INC.

By:	/s/ James Mandel
Title:	Chief Executive Officer

MULTIBAND ENGINEERING AND WIRELESS SE, INC.

By:	/s/ James Mandel
Title:	Chief Executive Officer

MULTIBAND SPECIAL PURPOSE, LLC

By:	/s/ James Mandel
Title:	Chief Executive Officer

[Signature Page to Guarantee and Collateral Agreement]

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FIFTH THIRD BANK, as Agent

By:	/s/ Philip Renwick
Title:	Vice President

[Signature Page to Guarantee and Collateral Agreement]

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SCHEDULE 1 INVESTMENT PROPERTY

A. PLEDGED EQUITY

Grantor (owner of Record of such Pledged Equity)	Issuer	Pledged Equity Description	Number of Shares Pledged	Percentage of Issuer	Certificate (Indicate No.)
Multiband Corporation	Multiband Field Services, Incorporated	Shares	2,000,000	100%	1
Multiband Corporation	Multiband Subscriber Services, Inc.	Shares	10,000	100%	1
Multiband Corporation	Minnesota Digital Universe, Inc.	Shares	2,500	100%	4
Multiband Corporation	Multiband MDU Incorporated	Shares	1,000	100%	1
Multiband Corporation	Multiband Special Purpose, LLC	Membership interests	100%	100%	N/A
Multiband	Multiband	Shares	30,000	100%	1
Corporation	Engineering and Wireless, Midwest, Inc.
Multiband	Multiband	Shares	50,000	100%	1
Corporation	Engineering and Wireless, Southeast, Inc.

B. PLEDGED NOTES

Grantor (owner of Record of such Pledged Notes)	Issuer	Pledged Notes Description
None

C. OTHER INVESTMENT PROPERTY

Grantor	Investment Property Description
None

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SCHEDULE 2

FILINGS AND PERFECTION

GRANTOR	FILING REQUIREMENT	FILING OFFICE
OR OTHER ACTION
Multiband Corporation	1. UCC-1 financing statement	1. For the UCC, Minnesota Secretary of State

	2. Trademark Security Agreement in favor of Agent	2. For the Trademark Security Agreement, U.S. Patent and Trademark Office

	3. Delivery to Agent of stock	3. N/A
certificates and/or membership
certificates referenced in
Schedule 1 and related stock
powers and/or transfer powers
executed in blank
Multiband Field Services, Incorporated	1. UCC-1 financing statement	1. For the UCC, Delaware Secretary of State

	2. Trademark Security Agreement in favor of Agent	2. For the Trademark Security Agreement, U.S. Patent and Trademark Office

Multiband Subscriber Services, Inc.	1. UCC-1 financing statement	1. For the UCC, Minnesota Secretary of State

	2. Trademark Security Agreement in favor of Agent	2. For the Trademark Security Agreement, U.S. Patent and Trademark Office
Minnesota Digital Universe, Inc.	UCC-1 financing statement	Minnesota Secretary of State
Multiband MDU Incorporated	UCC-1 financing statement	Delaware Secretary of State
Multiband Special Purpose, LLC	UCC-1 financing statement	Minnesota Secretary of State
Multiband Engineering and Wireless, Midwest, Inc.	UCC-1 financing statement	Missouri Secretary of State
Multiband Engineering and Wireless, Southeast, Inc.	UCC-1 financing statement	Florida Secretary of State

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SCHEDULE 3

GRANTOR INFORMATION

GRANTOR (exact legal name)	STATE OF ORGANIZATION	FEDERAL EMPLOYER IDENTIFICATION NUMBER	CHIEF EXECUTIVE OFFICE	ORGANIZATIONAL IDENTIFICATION NUMBER
Multiband Corporation	Minnesota	41-1255001	9449 Science Center Drive New Hope, MN 55428	2Q-960
Multiband Subscriber Services, Inc.	Minnesota	41-1958119	5605 Green Circle Drive Minnetonka, MN 55343	10Y-492
Minnesota Digital Universe, Inc.	Minnesota	41-1883008	5605 Green Circle Drive Minnetonka, MN 55343	9R-822
Multiband Field Services, Incorporated (formerly known as Multiband NE, Inc.)	Delaware	61-1391746	5605 Green Circle Drive Minnetonka, MN 55343	3271785
Multiband MDU Incorporated	Delaware	20-4352918	5605 Green Circle Drive Minnetonka, MN 55343	4111522
Multiband Engineering and Wireless, Midwest, Inc. (formerly known as WPCS International - St. Louis, Inc.)	Missouri	43-1660229	5605 Green Circle Drive Minnetonka, MN 55343	00388806
Multiband Engineering and Wireless, Southeast, Inc. (formerly known as WPCS International - Sarasota, Inc.)	Florida	65-0829440	5605 Green Circle Drive Minnetonka, MN 55343	P98000033254
Multiband Special Purpose, LLC	Minnesota	41-1255001	5605 Green Circle Drive Minnetonka, MN 55343	465293300027

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SCHEDULE 4

A. COLLATERAL LOCATIONS

GRANTOR	COLLATERAL	COLLATERAL LOCATION OR PLACE OF BUSINESS (INCLUDING CHIEF EXECUTIVE OFFICE)	OWNER/LESSOR (IF LEASED)
Multiband Field Services, Inc.	Inventory, furniture and equipment	1185 Hammond Street, Bangor, ME 04401	Briggs, Inc., 20 Whitney Court, Brewer, ME 04412
Multiband Field Services, Inc.	Inventory, furniture and equipment	5240 Gateway Drive, Geismar, LA 70734	Lion’s Share Properties, LLC, P.O. Box 86558, Baton Rouge, LA 70879
Multiband Field Services, Inc.	Inventory, furniture and equipment	10894 Highway 12, Orange, TX 77657	Mr. Richard Duhon, 587 Chapman Lane, Orange, TX 77630
Multiband Field Services, Inc.	Inventory, furniture and equipment	14040 Prairie Commercial Park, Unit #2, Route 9 East, Bloomington, IL 61705	Prairie Commercial Park Investments, Heartland Bank and Trust Company, P.O. Box 67, Bloomington, IL 61702
Multiband Field Services, Inc.	Inventory, furniture and equipment	472 Amherst Street, Unit 26, Nashua, NH 03063	NH B II LLC, 75 Remittance Drive, Suite 6863, Chicago, IL 60675
Multiband Field Services, Inc.	Inventory, furniture and equipment	44 Norfolk Ave, South Easton, MA 02375	Norfolk Avenue Realty Trust, Charles C. Hajjar, P.O. Box 432, Rockland, MA 02370
Multiband Field Services, Inc.	Inventory, furniture and equipment	75 Chad Lane, Suites A & B, Williston, VT 05495	4 Chad Lane, LLC, c/o Nate Howard, P.O. Box 8752, Burlington, VT 05402
Multiband Field Services, Inc.	Inventory, furniture and equipment	5854 Highland Ridge Drive, Cincinnati, OH 45232	Regis Highland Ridge Inc., 4255 Harrison Ave, Cincinnati, OH 45211
Multiband Field Services, Inc.	Inventory, furniture and equipment	1210 Kelly Avenue, Units C and D, Akron, OH 44306	Akro Properties, c/o Edward Bugner, 5000 Gateway Drive, Medina, OH 44256

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Multiband Field Services, Inc.	Inventory, furniture and equipment	18747 Sheldon Road, Middleburg Heights, OH 44130	Sheldon Road Industrial Properties, c/o Chelm Properties, Inc., 31000 Aurora Road, Solon, OH 44139
Multiband Field Services, Inc.	Inventory, furniture and equipment	13759 110th Avenue, Davenport, IA 52804	Marlene Dickens, 5142 Nobis Court, Davenport, IA 52802
Multiband Field Services, Inc.	Inventory, furniture and equipment	22515 Heslip Drive, Novi, MI 48375	Friedman Management Company, 34975 W Twelve Mile Road, Farmington Hills, MI 48331
Multiband Field Services, Inc.	Inventory, furniture and equipment	9631 Hedden Road, Evansville, IN 47725	Delta Group Holdings, 3000 Darby Road, Bryn Mawr, PA 19010
Multiband Field Services, Inc.	Inventory, furniture and equipment	3685 Hagen Drive SE, Wyoming, MI 49548	MM Grand Rapids, 907 West Vernon Road, Farwell, MI 48622
Multiband Field Services, Inc.	Inventory, furniture and equipment	15914 International Plaza Dr, Houston, TX 77032	Principal Life Insurance Company, Property 006810, P.O. Box 310300, Des Moines, IA 50331
Multiband Field Services, Inc.	Inventory, furniture and equipment	13843 North Promendade BLVD., SUITE 450, Stafford, TX 77477	Cobalt Industrial REIT II, P.O. Box 202235, Dept 23501, Dallas, TX 75320
Multiband Field Services, Inc.	Inventory, furniture and equipment	5522 Dividend Drive, Indianapolis, IN 46242	2610 Fortune Circle East Holdings, LLC, c/o Cassidy Turley Midwest, 4678 World Parkway Circle, Saint Louis, MO 63134
Multiband Field Services, Inc.	Inventory, furniture and equipment	1511 West Willow Street, Scott, LA 70583	Donnie R. Dubose Sr, 140 Loyd Street, Lafayette, LA 70506
Multiband Field Services, Inc.	Inventory, furniture and equipment	2991 Industrial Parkway, Suite #1, Jeffersonville, IN 47130	All Star Signature Properties, LLC, 7393 Pete Andres Road, Floyds Knobs, IN 47119
Multiband Field Services, Inc.	Inventory, furniture and equipment	6400 Shelby View, Suite 108, Bartlett, TN 38134	Belz Devco GP, P.O. Box 3661, Memphis, TN 38173

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Multiband Field Services, Inc.	Inventory, furniture and equipment	857 North H. C. Mathis Drive, Paducah, KY 42001	KTG Properties, LLC, 815 Abell Street, Paducah, KY 42003
Multiband Field Services, Inc.	Inventory, furniture and equipment	560 Stelton Road, Piscataway, NJ 08854	Rhodes Property Management Group, c/o 560 Stelton LLC, 1315 Stelton Road, Piscataway, NJ 08854
Multiband Field Services, Inc.	Inventory, furniture and equipment	83 Walch Drive, Portland, ME 04103	Moongate Properties, 58 Sturdivant Drive, Portland, ME 04103
Multiband Field Services, Inc.	Inventory, furniture and equipment	255 North Keeneland Drive, Richmond, KY 40475	American Hall Storage, ATTN: Ford W. Hall, 249 N. Keeneland, Richmond, KY 40475
Multiband Field Services, Inc.	Inventory, furniture and equipment	4351 Marlena Street, Bossier City, LA 71111	JD Land Development, LLC, 4091 Edwards Street Suite 525, Shreveport, LA 71101
Multiband Field Services, Inc.	Inventory, furniture and equipment	801 E. Industrial Avenue, Mount Pleasant, MI 48858	TB Woods Inc., 907 West Vernon Road, Farwell, MI 48622
Multiband Field Services, Inc.	Inventory, furniture and equipment	812 S Eastman Road, Suite 2, Longview, TX 75602	Rothrock 1, 434 East Loop 281, Suite 300, Longview, TX 75605
Multiband Field Services, Inc.	Inventory, furniture and equipment	19380 SW 106th Avenue, Cutler Ridge, FL 33157	Hertz Equipment Rental Corporation, 225 Brae Boulevard, Park Ridge, NJ 07656
Multiband Field Services, Inc.	Inventory, furniture and equipment	626 Josephine Parker Drive, Suite 211, Key West, FL 33040	623 Duval Street, LLC, 626 Josephine Parker Dr., Ste. 216, Key West, FL 33040
Multiband Field Services, Inc.	Inventory, furniture and equipment	1801 E. Roosevelt Road, Little Rock, AR 72206	Goff Distribution & Warehouse CO, 1801 East Roosevelt , Little Rock, AR 72206
Multiband Corporation	Inventory, furniture and equipment	5605 Green Circle Drive, Minnetonka, MN 55343	Owned-Multiband Corporation
Multiband Field Services, Inc.	Inventory, furniture and equipment	33 W. Second Street, Suite 504, Maysville, KY 41056	U.S. Bank Corporate Real Estate, SDS 12-176, P.O. Box 86, Minneapolis, MN 554861716

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Multiband Corporation	Inventory, furniture and equipment	2000 44th Street SW, Suite 201, Fargo, ND 58103	Lexstar Tower One, LP, c/o NW 5819, P.O. Box 1450, Minneapolis, MN 55485-5819
Multiband Engineering and Wireless MW, Inc.	Furniture and equipment	4709 15th Street, Moline, IL 61265	Ruhl & Ruhl Commercial Co, 5111 Utica Ridge Road, Davenport, IA 52807
Multiband Engineering and Wireless MW, Inc.	Furniture and equipment	2315 Pine Street, St. Louis, MO 63103	M2 Investments LLC, 2315 Pine Street, St. Louis, MO 63103
Multiband Engineering and Wireless SE, Inc.	Furniture and equipment	2017 Cattlemen Road, Sarasota, FL 34232	Daniel Lester, 6100 Jessie Harbor DR, Ste. 303, Ospry, FL 34229, 941-485-5350
Multiband Engineering and Wireless MW, Inc.	Furniture and equipment	15108 FM 359 Hempstead, TX 77445	John Grimes, 2103 Ivy Cove, Katy, TX 77494
Multiband Engineering and Wireless MW, Inc.	Furniture and equipment	660 Firehouse Road #B Grantville, PA 17028	Bonawitz Real Estate Investors, LLC, 13 Mill Street, Hershey, PA 17033
Multiband Engineering and Wireless MW, Inc.	Furniture and equipment	Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, NY 10174	Regus Centre, Chrysler Bldg, 405 Lexington Ave, 25th and 26th Floor, New York, NY 10174

B. COLLATERAL IN POSSESSION OF LESSOR,
BAILEE, CONSIGNEE OR WAREHOUSEMAN

GRANTOR	COLLATERAL	LESSOR/BAILEE/CONSIGNEE/ WAREHOUSEMAN
NA

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SCHEDULE 5

INTELLECTUAL PROPERTY

PATENTS AND PATENT LICENSES

Grantor	Patent Registration Number	Registration Date	Patent Application Number	Application Date
None.

TRADEMARKS AND TRADEMARK LICENSES

Grantor	Trademark Title	Trademark Application Number	Trademark Registration Number	Date of Application	Date of Registration
Multiband Subscriber Services, Inc.	Watch, Talk, Surf	N/A	3,331,797	N/A	1-18-2013
Multiband Corporation	Driven by Performance	N/A	4,283,446	N/A	1-29-2013
Multiband Corporation	Design	N/A	4,006,568	N/A	8-2-2011
Multiband Corporation	Multiband	N/A	3,776,812	N/A	4-20-2010
Multiband Field Services, Inc.	Electronic Home Products EHP and Design	N/A	3,428,534	N/A	5-13-2008

COPYRIGHTS

Grantor	Copyright Title	Copyright Registration Date	Copyright Registration Number	Copyright Application Date	Copyright Application Number
None

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SCHEDULE 6

DEPOSITARY AND OTHER DEPOSIT ACCOUNTS

GRANTOR	FINANCIAL INSTITUTION (Name, Address, Telephone and Fax Numbers)	ACCOUNT NUMBER	CONTACT INFORMATION
Multiband Corporation	First National Bank 13605 27th Ave North Plymouth, MN 55441 P-763-550-0500 F-763-550-9951	2584088	Brian Williams
Multiband Subscriber Services, Inc.	First National Bank 13605 27th Ave North Plymouth, MN 55441 P-763-550-0500 F-763-550-9951	50700152	Brian Williams
Multiband Corporation	Wells Fargo Bank 406 Main Ave Fargo, ND 58126 P-701-293-4306	8725000104	Jon Ohleen
Multiband Subscriber Services, Inc.	Wells Fargo Bank 406 Main Ave Fargo, ND 58126 P-701-293-4306	720002057	Jon Ohleen
Multiband Subscribers Services, Inc.	Wells Fargo Bank 406 Main Ave Fargo, ND 58126 P-701-293-4306	2503496891	Jon Ohleen
Multiband Corporation	Crown Bank 6600 France Ave So. Edina, MN 55435 P-952-285-5800 F-952-285-5900	2102317	Tim Matyi
Multiband Field Services, Inc.	Crown Bank 6600 France Ave So. Edina, MN 55435 P-952-285-5800 F-952-285-5900	2110575	Tim Matyi

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Multiband Corporation	Associated Bank 200 N Adams St Green Bay, WI 54307 P-612-359-4452 F-612-338-3950	2177581416	Paul Way
Multiband Corporation	U.S. Bank 800 Nicollet Mall Minneapolis, MN 55402 P-612-303-3026 F-612-303-2252	104790511984	Greg Guttormsson
Multiband Special Purpose, LLC	U.S. Bank 800 Nicollet Mall Minneapolis, MN 55402 P-612-303-3026 F-612-303-2252	104790799860	Greg Guttormsson
Multiband Subscriber Services, Inc.	U.S. Bank 800 Nicollet Mall Minneapolis, MN 55402 P-612-303-3026 F-612-303-2252	104790511992	Greg Guttormsson
Minnesota Digital Universe, Inc.	U.S. Bank 800 Nicollet Mall Minneapolis, MN 55402 P-612-303-3026 F-612-303-2252	104790512008	Greg Guttormsson
Multiband MDU, Inc.	U.S. Bank 800 Nicollet Mall Minneapolis, MN 55402 P-612-303-3026 F-612-303-2252	145804815481	Greg Guttormsson
Multiband Field Services, Inc.	U.S. Bank 800 Nicollet Mall Minneapolis, MN 55402 P-612-303-3026 F-612-303-2252	145803934960	Greg Guttormsson

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SCHEDULE 7

COMMERCIAL TORT CLAIMS

None

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ANNEX I

FORM OF JOINDER TO GUARANTEE AND COLLATERAL AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of [______], 20__ is executed by the undersigned for the benefit of Fifth Third Bank, as administrative agent (“Agent”) in connection with that certain Guarantee and Collateral Agreement dated as of March 20, 2013 among Grantors party thereto and Agent (as amended, supplemented or modified from time to time, the “Guarantee and Collateral Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Guarantee and Collateral Agreement.

Each Person signatory hereto is required to execute this Agreement pursuant to Section 8.16 of the Guarantee and Collateral Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:

1. Each such Person assumes all the obligations of a Grantor and a Guarantor under the Guarantee and Collateral Agreement and agrees that such Person is a Grantor and a Guarantor and bound as a Grantor and a Guarantor under the terms of the Guarantee and Collateral Agreement, as if it had been an original signatory to the Guarantee and Collateral Agreement. In furtherance of the foregoing, such Person hereby (i) assigns, pledges and transfers to Agent, and hereby grants to Agent, a security interest in all of its right, title and interest in and to the Collateral owned thereby to secure the Liabilities and (ii) guarantees the prompt and complete payment and performance by Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Liabilities.

2. Schedules 1, 2, 3, 4, 5, 6 and 7 of the Guarantee and Collateral Agreement are hereby amended to add the information relating to each such Person set out on Schedules 1, 2, 3, 4, 5, 6 and 7, respectively, hereof. Each such Person hereby makes to Agent the representations and warranties set forth in the Guarantee and Collateral Agreement applicable to such Person and the applicable Collateral and confirms that such representations and warranties are true and correct after giving effect to such amendment to such Schedules.

3. In furtherance of its obligations under Section 5.2 of the Guarantee and Collateral Agreement, each such Person agrees to execute and deliver to Agent appropriately complete UCC financing statements naming such person or entity as debtor and Agent as secured party, and describing its Collateral and such other documentation as Agent (or its successors or assigns) may require to evidence, protect and perfect the Liens created by the Guarantee and Collateral Agreement, as modified hereby.

4. Each such Person's address and fax number for notices under the Guarantee and Collateral Agreement shall be the address and fax number set forth below its signature to this Agreement.

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5. This Agreement shall be deemed to be part of, and a modification to, the Guarantee and Collateral Agreement and shall be governed by all the terms and provisions of the Guarantee and Collateral Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such Person enforceable against such Person. Each such Person hereby waives notice of Agent's acceptance of this Agreement. Each such Person will deliver an executed original of this Agreement to Agent.

[NEW GRANTOR]

By:
Title:

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